UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2008

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 12, 2008, First PacTrust Bancorp, Inc., the parent company of Pacific Trust Bank, announced that it had received preliminary approval of its application for the United States Treasury Department to invest approximately $19.3 million in the Company's preferred stock and warrants.

The U.S. Treasury introduced the Capital Purchase Program on October 14, 2008. Following the participation of nine of the nation's largest banks, the Treasury has encouraged a select number of healthy regional and local banks to participate in the program to increase capital and lending capacity in the system so as to help the nation's economy. The Treasury's term sheet with additional details about the Capital Purchase Program is available on the Treasury's web site at: http://www.ustreas.gov.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information is being furnished under Item 8.1 (Other Events) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Press Release dated November 12, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

November 12, 2008	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: EVP - Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 12, 2008